Exhibit 99.1

Parkway Properties, Inc.	FOR FURTHER INFORMATION:
188 E. Capitol Street, Suite 1000	Steven G. Rogers
Jackson, MS 39201	President & Chief Executive Officer
www.pky.com	J. Mitchell Collins
(601) 948-4091	Chief Financial Officer
PARKWAY PROPERTIES, INC. REPORTS 2009 FIRST QUARTER RESULTS
Highlights
•	Achieves FFO of $1.05 per diluted share, an increase of 10.5% over 2008

•	Maintains same-store average occupancy of 89.9%

•	Increases same-store average rent per square foot 3.2% to $22.74

•	Closes on non-strategic sale of Lynnwood Plaza for gross proceeds of $7.8 million
JACKSON, MISSISSIPPI — April 22, 2009 — Parkway Properties, Inc. (NYSE:PKY) today announced results for its first quarter ended March 31, 2009.
Steven G. Rogers, President and Chief Executive Officer stated, “We are pleased to report that we exceeded our 2009 first quarter budget by realizing funds from operations (“FFO”) of $1.05 per diluted share, while maintaining portfolio occupancy and rent per square foot at the high end of our previous earnings outlook. Additionally, we are achieving the targeted expense reductions at both our operational and general and administrative levels. Parkway has no remaining debt maturities for 2009 and we have availability under our line of credit to cover our 2010 debt maturities. Additionally, the Company’s line of credit capacity and financial covenants improved during the first quarter 2009 and remain in full compliance. During the first quarter, we also closed on the sale of a non-strategic asset, Lynnwood Plaza, in Hampton Roads, Virginia, for net cash proceeds of $7.1 million, which was used to pay down borrowings under our line of credit.”
Consolidated Financial Results
•	FFO available to common shareholders totaled $15.9 million, or $1.05 per diluted share, for the three months ended March 31, 2009, as compared to $14.3 million, or $0.95 per diluted share, for the three months ended March 31, 2008. For the three months ended March 31, 2009, the Company recorded an unusual item of approximately $463,000, or $0.03 per diluted share, related to the partial recognition of a gain on involuntary conversion from Hurricane Ike. The Company expects to recognize the remaining gain on involuntary conversion of approximately $470,000, or $0.03 per diluted share, in subsequent quarters.

Included in FFO per diluted share are the following amounts (in thousands, except average rent per square foot and average occupancy):

	Q1	Q1
Description	2009	2008

Unusual Items:
Gain on involuntary conversion from Hurricane Ike	$463	$—
Loss on extinguishment of debt	$—	$(401)
Non-cash purchase accounting adjustment	$—	$(657)

Other Items of Note:
Lease termination fees (1)	$41	$1,067
Straight-line rent (1)	$1,075	$216
Amortization of above market rent (1)	$(30)	$(140)
Bad debt expense (1)	$(595)	$(436)

Portfolio Information:
Average rent per square foot (2)(3)	$22.79	$21.73
Average occupancy (2)(4)	90.0%	91.0%
Same-store average rent per square foot (2)(3)	$22.74	$22.04
Same-store average occupancy (2)(4)	89.9%	90.6%
Total office square feet under ownership (2)	13,461	14,120
Total office square feet under management (5)	14,762	15,846

(1)	These items include 100% of amounts from wholly-owned assets plus the Company’s allocable share of these items recognized from the assets held in consolidated joint ventures.

(2)	These items include total office square feet of wholly-owned assets, consolidated joint ventures and unconsolidated joint ventures.

(3)	Average rent per square foot is defined as the weighted average annual gross rental rate, including escalations for operating expenses, divided by occupied square feet.

(4)	Average occupancy is defined as average occupied square feet divided by average total rentable square feet.

(5)	Total office square feet under management includes wholly-owned assets, consolidated joint ventures, unconsolidated joint ventures and third-party management agreements at the end of the period.
•	FAD totaled $9.8 million for the three months ended March 31, 2009, as compared to $10.2 million for the three months ended March 31, 2008.

•	Net loss available to common shareholders for the three months ended March 31, 2009, was $2.0 million, or $0.13 per diluted share, as compared to net loss available to common shareholders of $3.8 million, or $0.25 per diluted share, for the three months ended March 31, 2008.
Asset Recycling
•	On February 20, 2009, the Company closed on the fee simple sale of Lynnwood Plaza located in Hampton Roads, Virginia, for gross sales proceeds of $7.8 million and received net cash proceeds from the sale of $7.1 million, which were used to reduce amounts outstanding under the Company’s line of credit.

•	Parkway remains under contract to sell Atrium at Stoneridge in Columbia, South Carolina, a non-strategic office property. Gross sales proceeds are estimated to be $7.75 million, and the net proceeds from the sale will be used to reduce borrowings under the

Company’s line of credit. In connection with the sale of the asset, the Company expects to seller finance a $5.4 million note receivable that will bear interest at 6.75% per annum on an interest-only basis through maturity in 2014. The Company has received $350,000 in non-refundable earnest money in connection with the sale of this asset.
Operations and Leasing
•	The Company’s average rent per square foot increased 4.9% to $22.79 during the first quarter 2009 as compared to $21.73 for the first quarter 2008. On a same-store basis, the Company’s average rent per square foot increased 3.2% to $22.74 during the first quarter 2009 as compared to $22.04 during the first quarter 2008.

•	The Company’s average occupancy for the first quarter 2009 was 90.0% as compared to 91.0% for the first quarter 2008. On a same-store basis, the Company’s average occupancy for the first quarter 2009 was 89.9% as compared to 90.6% for the first quarter 2008.

•	At April 1, 2009, the Company’s office portfolio occupancy was 89.2% as compared to 90.1% at January 1, 2009, and 90.3% at April 1, 2008. Not included in the April 1, 2009, occupancy rate are 16 signed leases totaling 110,000 square feet, which commence in the second through fourth quarters of 2009. Including these leases, the Company’s portfolio occupancy was 90.1% leased at April 10, 2009.

•	Parkway’s customer retention rate was 54.1% for the quarter ending March 31, 2009, as compared to 67.7% for the quarter ending December 31, 2008, and 57.6% for the quarter ending March 31, 2008. The decrease in customer retention for the first quarter 2009 is primarily attributable to the loss of approximately 68,000 square feet of various customers experiencing financial difficulties.

•	During the first quarter 2009, 55 leases were renewed or expanded on 289,000 rentable square feet at an average rent per square foot of $21.41, representing a 3.4% decrease, and at a cost of $1.86 per square foot of the lease term in annual leasing costs. The lease costs of $1.86 per square foot represent a 15.1% decrease from the fourth quarter 2008.

•	During the first quarter 2009, 23 new leases were signed on 106,000 rentable square feet at an average rent per square foot of $18.72 and at a cost of $4.25 per square foot of the lease term in annual leasing costs. The lease costs of $4.25 per square foot represent a 20.1% decrease from the fourth quarter 2008.

•	On a same-store basis, the Company’s share of net operating income (“NOI”) decreased $567,000 or 2.1% for the first quarter 2009 as compared to the same period of the prior year on a GAAP basis. On a cash basis, the Company’s share of same-store NOI decreased $1.2 million or 4.5% for the first quarter 2009 as compared to the same period of the prior year. The decrease in same-store NOI is primarily attributable to a decrease in lease termination fees of $1.0 million, an increase in ad valorem taxes of $829,000 and an increase in utilities of $506,000, partially offset by an increase in rent income of $1.4 million due to a 3.2% increase in average rent per square foot for the first quarter 2009 as compared to the first quarter 2008.

Capital Structure
•	On March 31, 2009, the Company owed $201.0 million related to its $311.0 million line of credit. The Company is in compliance with all covenants under its line of credit. The Company has no outstanding debt maturities in 2009 and $126.4 million in 2010. Included in the 2010 debt maturities is a $60.0 million mortgage related to its Capital City Plaza asset, which is currently 99.8% leased, that has a one-year extension option at the Company’s discretion. Assuming the extension option is exercised, the Company’s total maturities for 2010 would be $66.4 million, and its existing line of credit capacity could be utilized to pay such debt maturities.

•	The Company’s previously announced cash dividend of $0.325 per share for the quarter ended March 31, 2009, represents a payout of approximately 30.9% of FFO per diluted share for the quarter. The first quarter dividend was paid on March 25, 2009. The dividend was the ninetieth (90th) consecutive quarterly distribution to Parkway’s shareholders of Common Stock, representing an annualized dividend rate of $1.30 per share and a yield of 8.7% based on the closing stock price on April 21, 2009.

•	At March 31, 2009, the Company’s debt-to-total market capitalization ratio was 79.5% based on a stock price of $10.30 per share as compared to 71.9% at December 31, 2008, based on a stock price of $18.00 per share and 59.3% at March 31, 2008, based on a stock price of $36.96 per share.

•	On February 27, 2009, the Company paid its only 2009 debt maturity in the amount of $21.8 million utilizing its line of credit. The mortgage was secured by three office buildings in Houston, Texas, that are currently 94.6% leased. The Company currently has a commitment to finance two of the three buildings previously secured in the amount of $18.5 million in non-recourse first mortgage debt at 7.6% per annum for seven years with John Hancock Life Insurance Company, the previous lender. Parkway expects to close the mortgage in the second quarter 2009 and will use the proceeds to reduce borrowings under its line of credit. The third building is planned for sale in the future.
About Parkway Properties
Parkway Properties, Inc., a member of the S&P Small Cap 600 Index, is a self-administered real estate investment trust specializing in the operation, leasing, acquisition, and ownership of office properties. The Company is geographically focused on the Southeastern and Southwestern United States and Chicago. Parkway owns or has an interest in 66 office properties located in 11 states with an aggregate of approximately 13.5 million square feet of leasable space at April 22, 2009. Included in the portfolio are 21 properties totaling 3.9 million square feet that are owned jointly with other investors, representing 28.6% of the portfolio. Fee-based real estate services are offered through the Company’s wholly-owned subsidiary, Parkway Realty Services, which also manages and/or leases approximately 1.8 million square feet for third-party owners at April 22, 2009.

Forward Looking Statement
Certain statements in this release that are not in the present or past tense or discuss the Company’s expectations (including the use of the words anticipate, believe, forecast, intends or project) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current belief as to the outcome and timing of future events. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company’s properties for rental purposes; the amount and growth of the Company’s expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; the risks associated with the ownership and development of real property; the failure to acquire or sell properties as and when anticipated; and other risks and uncertainties detailed from time to time on the Company’s SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s results could differ materially from those expressed in the forward-looking statements. The Company does not undertake to update forward-looking statements.
Company’s Use of FFO, FAD and EBITDA
FFO, FFO per diluted share, FAD and EBITDA are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs and should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of equity REITs. Management believes that FFO and FFO per diluted share, FAD and EBITDA are helpful to investors as supplemental performance measures because these measures exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. FFO, FAD and EBITDA do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs as disclosed in the Company’s Consolidated Statements of Cash Flows. FFO, FAD and EBITDA should not be considered as an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of liquidity.

PARKWAY PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31	December 31
	2009	2008
	(Unaudited)
Assets
Real estate related investments:
Office and parking properties	$1,727,483	$1,737,549
Office property held for sale	6,824	—
Real estate development	609	609
Accumulated depreciation	(295,782)	(282,919)

	1,439,134	1,455,239

Land available for sale	750	750
Mortgage loan	7,664	7,519
Investment in unconsolidated joint ventures	11,234	11,057

	1,458,782	1,474,565

Rents receivable and other assets	102,506	118,512
Intangible assets, net	74,782	79,460
Cash and cash equivalents	15,494	15,318

	$1,651,564	$1,687,855

Liabilities
Notes payable to banks	$201,000	$185,940
Mortgage notes payable	844,585	869,581
Accounts payable and other liabilities	81,948	98,894

	1,127,533	1,154,415

Parkway Properties, Inc. Shareholders’ Equity
8.00% Series D Preferred stock, $.001 par value, 2,400,000 shares authorized, issued and outstanding	57,976	57,976
Common stock, $.001 par value, 67,600,000 shares authorized, 15,369,802 and 15,253,396 shares issued and outstanding in 2009 and 2008, respectively	15	15
Common stock held in trust, at cost, 75,175 and 85,300 shares in 2009 and 2008, respectively	(2,553)	(2,895)
Additional paid-in capital	428,986	428,367
Accumulated other comprehensive loss	(7,356)	(7,728)
Accumulated deficit	(76,465)	(69,487)

Total Parkway Properties, Inc. shareholders’ equity	400,603	406,248

Noncontrolling interest — real estate partnerships	123,428	127,192

Total equity	524,031	533,440

	$1,651,564	$1,687,855

PARKWAY PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended
	March 31
	2009	2008
	(Unaudited)
Revenues
Income from office and parking properties	$67,370	$62,232
Management company income	415	497

Total revenues	67,785	62,729

Expenses
Property operating expense	33,721	29,860
Depreciation and amortization	23,556	21,205
Management company expenses	501	489
General and administrative	1,582	2,296

Total expenses	59,360	53,850

Operating income	8,425	8,879

Other income and expenses
Interest and other income	302	368
Equity in earnings of unconsolidated joint ventures	200	258
Gain on involuntary conversion	463	—
Loss on sale of real estate	(70)	—
Interest expense	(14,051)	(15,138)

Loss from continuing operations	(4,731)	(5,633)
Discontinued operations:
Income from discontinued operations	178	551

Net loss	(4,553)	(5,082)
Net loss attributable to noncontrolling interest — real estate partnerships	3,764	2,487

Net loss for Parkway Properties, Inc.	(789)	(2,595)
Dividends on preferred stock	(1,200)	(1,200)

Net loss available to common stockholders	$(1,989)	$(3,795)

Net loss per common share attributable to Parkway Properties, Inc.:
Basic:
Loss from continuing operations	$(0.14)	$(0.29)
Discontinued operations	0.01	0.04

Net loss	$(0.13)	$(0.25)

Diluted:
Loss from continuing operations	$(0.14)	$(0.29)
Discontinued operations	0.01	0.04

Net loss	$(0.13)	$(0.25)

Dividends per common share	$0.325	$0.65

Weighted average shares outstanding:
Basic	15,043	15,003

Diluted	15,043	15,003

PARKWAY PROPERTIES, INC.
RECONCILIATION OF FUNDS FROM OPERATIONS AND
FUNDS AVAILABLE FOR DISTRIBUTION TO NET INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008
(In thousands, except per share data)

	Three Months Ended
	March 31
	2009	2008
	(Unaudited)

Net Loss	$(789)	$(2,595)

Adjustments to Net Loss:
Preferred Dividends	(1,200)	(1,200)
Depreciation and Amortization	23,556	21,205
Depreciation and Amortization — Discontinued Operations	24	963
Noncontrolling Interest Depreciation and Amortization	(5,998)	(4,210)
Adjustments for Unconsolidated Joint Ventures	196	176
Loss on Sale of Real Estate	70	—

Funds From Operations Available to Common Shareholders (1)	$15,859	$14,339

Funds Available for Distribution
Funds From Operations Available to Common Shareholders	$15,859	$14,339
Add (Deduct) :
Adjustments for Unconsolidated Joint Ventures	(124)	(54)
Adjustments for Noncontrolling Interest in Real Estate Partnerships	1,069	642
Straight-line Rents	(1,277)	(803)
Straight-line Rents — Discontinued Operations	(46)	30
Amortization of Above/Below Market Leases	(219)	57
Amortization of Share Based Compensation	661	454
Capital Expenditures:
Building Improvements	(678)	(937)
Tenant Improvements — New Leases	(2,161)	(1,102)
Tenant Improvements — Renewal Leases	(1,860)	(1,240)
Leasing Costs — New Leases	(190)	(190)
Leasing Costs — Renewal Leases	(1,282)	(1,024)

Funds Available for Distribution (1)	$9,752	$10,172

Diluted Per Common Share/Unit Information (**)
FFO per share	$1.05	$0.95
Dividends paid	$0.325	$0.65
Dividend payout ratio for FFO	30.85%	68.54%
Weighted average shares/units outstanding	15,054	15,119

Other Supplemental Information
Upgrades on Acquisitions	$2,554	$5,173
Gain on Involuntary Conversion	$463	$—

**Information for Diluted Computations:
Basic Common Shares/Units Outstanding	15,044	15,005
Dilutive Effect of Other Share Equivalents	10	114

(1)	Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition. FFO is defined as net income, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from the sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
     There is not a standard definition established for FAD. Therefore, our measure of FAD may not be comparable to FAD reported by other REITs. We define FAD as FFO, excluding the amortization of restricted shares, amortization of above/below market leases and straight line rent adjustments, and reduced by non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs. Adjustments for unconsolidated partnerships and joint ventures are included in the computation of FAD on the same basis.
      See discussion regarding use of FFO, FFO par diluted share and FAD at the end of the release.

PARKWAY PROPERTIES, INC.
CALCULATION OF EBITDA AND COVERAGE RATIOS
FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008
(In thousands)

	Three Months Ended
	March 31
	2009	2008
	(Unaudited)

Net Loss	$(789)	$(2,595)

Adjustments to Net Loss:
Interest Expense	13,560	14,674
Amortization of Financing Costs	491	446
Prepayment Expense — Early Extinguishment of Debt	—	401
Depreciation and Amortization	23,580	22,168
Amortization of Share Based Compensation	661	454
Gain on Real Estate and Involuntary Conversion	(393)	—
Tax Expense	16	—
EBITDA Adjustments — Unconsolidated Joint Ventures	324	304
EBITDA Adjustments — Noncontrolling Interest in Real Estate Partnerships	(9,136)	(6,883)

EBITDA (1)	$28,314	$28,969

Interest Coverage Ratio:
EBITDA	$28,314	$28,969

Interest Expense:
Interest Expense	$13,560	$14,674
Capitalized Interest	—	156
Interest Expense — Unconsolidated Joint Ventures	125	125
Interest Expense — Noncontrolling Interest in Real Estate Partnerships	(3,069)	(2,612)

Total Interest Expense	$10,616	$12,343

Interest Coverage Ratio	2.67	2.35

Fixed Charge Coverage Ratio:
EBITDA	$28,314	$28,969

Fixed Charges:
Interest Expense	$10,616	$12,343
Preferred Dividends	1,200	1,200
Principal Payments (Excluding Early Extinguishment of Debt)	3,230	3,792
Principal Payments — Unconsolidated Joint Ventures	33	13
Principal Payments — Noncontrolling Interest in Real Estate Partnerships	(142)	(86)

Total Fixed Charges	$14,937	$17,262

Fixed Charge Coverage Ratio	1.90	1.68

Modified Fixed Charge Coverage Ratio:
EBITDA	$28,314	$28,969

Modified Fixed Charges:
Interest Expense	$10,616	$12,343
Preferred Dividends	1,200	1,200

Total Modified Fixed Charges	$11,816	$13,543

Modified Fixed Charge Coverage Ratio	2.40	2.14

(1)	Parkway defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income taxes, depreciation, amortization, losses on early extinguishment of debt and other gains and losses. EBITDA, as calculated by us, is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as we do. EBITDA does not represent cash generated from operating activities in accordance with generally accepted accounting principles, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity. See discussion regarding use of EBITDA at the end of the release.

PARKWAY PROPERTIES, INC.
NET OPERATING INCOME FROM OFFICE AND PARKING PROPERTIES
THREE MONTHS ENDED MARCH 31, 2009 AND 2008
(In thousands, except number of properties data)

					Average
	Number of	Percentage	Net Operating Income		Occupancy
	Properties	of Portfolio (1)	2009	2008	2009	2008

Same-store properties (2):
Wholly-owned	44	73.38%	$24,690	$25,227	90.1%	90.3%
Parkway Properties Office Fund LP	10	12.60%	4,239	4,382	89.0%	93.0%
Other consolidated joint venture	1	1.81%	611	602	88.0%	87.6%

Total same-store properties	55	87.79%	29,540	30,211	89.9%	90.6%
2008 acquisitions	4	12.00%	4,039	1,984	84.2%	N/A
Assets sold	—	0.21%	70	177	N/A	N/A

Net operating income from office and parking properties	59	100.00%	$33,649	$32,372

(1)	Percentage of portfolio based on 2009 net operating income.

(2)	Parkway defines Same-Store Properties as those properties that were owned for the entire three-month periods ended March 31, 2009 and 2008 and excludes properties classified as discontinued operations. Same-Store net operating income (“SSNOI”) includes income from real estate operations less property operating expenses (before interest and depreciation and amortization) for Same-Store Properties. SSNOI as computed by Parkway may not be comparable to SSNOI reported by other REITs that do not define the measure exactly as we do. SSNOI is a supplemental industry reporting measurement used to evaluate the performance of the Company’s investments in real estate assets. The following table is a reconciliation of net income to SSNOI:

	Three Months Ended
	March 31
	2009	2008

Net loss for Parkway Properties, Inc.	$(789)	$(2,595)
Add (deduct):
Interest expense	14,051	15,138
Depreciation and amortization	23,556	21,205
Management company expenses	501	489
General and administrative expenses	1,582	2,296
Equity in earnings of unconsolidated joint ventures	(200)	(258)
Gain on involuntary conversion	(463)	—
Loss on sale of real estate	70	—
Net loss attributable to noncontrolling interests — real estate partnerships	(3,764)	(2,487)
Income from discontinued operations	(178)	(551)
Management company income	(415)	(497)
Interest and other income	(302)	(368)

Net operating income from office and parking properties	33,649	32,372
Less: Net operating income from non same-store properties	(4,109)	(2,161)

Same-store net operating income	$29,540	$30,211